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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-XXXX) and related Prospectus of Wal-Mart Stores, Inc. for the registration of 16,000,000 shares of its common stock and to the incorporation by reference therein of our report dated March 22, 2002, with respect to the consolidated financial statements of Wal-Mart Stores, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 2002, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Tulsa, Oklahoma
December 13, 2002